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                                                                   EXHIBIT 23.0

                         INDEPENDENT AUDITORS' CONSENT

  We consent to incorporation by reference in the Registration Statements (No. 33-49382, No. 33-56744, No. 33-73542, No. 33-89662, No. 33-63285, No. 33-
82424, No. 33-63287) on Form S-8, the Registration Statements (No. 33-75910, No. 33-76042, No. 33-85026, No. 33-63281, No. 33-63325) on Form S-3 and
Registration Statement on Form S-4 (No. 33-63251) of United States Filter Corporation of our report dated June 7, 1996, relating to the consolidated balance sheets of United States Filter Corporation as of March 31, 1995 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows and related schedule for each of the years in the three-year period ended March 31, 1996, which report appears in the March 31, 1996 Annual Report on Form 10-K of United States Filter Corporation.

                                                  KPMG Peat Marwick LLP

Orange County, California
June 26, 1996